Exhibit 99.1

FOR IMMEDIATE RELEASE
May 5, 2004
CONTACT: WILLIAM SANFORD
PHONE: (904) 265-5333

                        Interline Brands, Inc. Announces
                           First Quarter 2004 Earnings

Jacksonville, Fla. - Interline Brands, Inc. ("Interline" or the "Company"), a leading distributor and direct marketer of maintenance, repair and operations products, reported record sales of $172.6 million for the fiscal quarter ending March 26, 2004, an 11.5% increase over sales of $154.9 million in the comparable 2003 period on the same number of shipping days. Revenue for the period grew primarily as a result of improving conditions in the Company's core facilities maintenance and professional contractor markets, and as a result of the acquisition of Florida Lighting, Inc., which was completed in November 2003. Excluding the effect of the Florida Lighting acquisition and a reclassification of freight costs paid by customers, revenue increased 5.2% for the period.

Net income was $3.3 million for the first quarter of 2004 compared to $3.5 million during the comparable period in 2003. Net income was flat year-over-year due to 2004 investments made in the Company's strategic growth initiatives, which are expected to enhance future results.

Interline's President and Chief Executive Officer, Michael Grebe, commented on the Company's performance for the period, "Since the economy began to improve late last year, we have launched numerous growth initiatives at all of our brands. We are executing well and revenue growth is continuing to accelerate as the year progresses. We believe that the growth investments we made in the first quarter will result in improved earnings in subsequent quarters."

Gross profit increased $6.6 million to $65.7 million in the first quarter of fiscal 2004 from $59.2 million in the comparable period in 2003. As a percentage of sales, gross profit was 38.1% in the first quarter of 2004 compared to 38.2% in the first quarter of 2003. Gross profit margins during 2004 were impacted by higher sales of lower margin commodity products such as copper tubing and PVC pipe.

Selling, general and administrative ("SG&A") expenses increased by $6.7 million, to $48.3 million in the first quarter of 2004 from $41.5 million in the comparable period for the prior year. Beginning in the third quarter of 2003, the Company reclassified freight costs paid by its customers from selling, general and administrative costs to net sales. This reclassification did not have an effect on operating income during the first quarter of 2004. However, it did increase net sales and SG&A expenses - each by $1.5 million - during the quarter. Excluding the effect of the freight reclassification and the Florida Lighting acquisition, SG&A expenses increased by $2.4 million, or 5.7%, primarily related to higher payroll and benefits costs and other investments in the Company's strategic growth initiatives.

Operating income remained constant at $14.5 million in the three months ended March 2004 and March 2003. Net cash provided by operating activities increased by 56%, or $5.8 million to $16.2 million, for the three months ended March 2004 from $10.4 million in the comparable period for the prior year. The increase in net cash provided by operating activities was the result of changes in the timing of required interest payments, as well as improved working capital trends.

Interline Brands, Inc. will hold a conference call May 6, 2004 at 10:00 a.m. Eastern Standard Time to discuss its first quarter 2004 results. Michael Grebe, Chief Executive Officer, and William Sanford, Executive Vice President and Chief Financial Officer, will host the conference call and answer questions pertaining to the financial and operating results. Interested parties may listen to the call toll free by dialing 800-427-0638 or 706-634-1170. A digital recording will be available for replay two hours after the completion of the conference call by dialing 800-642-1687 or 706-645-9291 and referencing conference I.D. Number 7119114. This recording will expire on May 20, 2004.

Interline Brands, Inc. is a leading direct marketing and specialty distribution Company with headquarters in Jacksonville, Florida. Interline provides maintenance, repair and operations (MRO) products to professional contractors, facilities maintenance professionals, hardware stores, and other customers across North America and Central America. Interline has 2,200 employees and annual sales of more than $650 million. To learn more about the Company visit www.interlinebrands.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995:

The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, forward-looking statements. The Company has tried, whenever possible, to identify these forward-looking statements using words such as "projects," "anticipates," "believes," "estimates," "expects," "plans," "intends," and similar expressions. Similarly, statements herein that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. The risks and uncertainties involving forward-looking statements include material facilities systems disruptions and shutdowns, our failure to locate, acquire and integrate acquisition candidates, our dependence on key employees and other risks described in the Company's Annual Report on Form 10-K. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time. The Company does not currently intend, however, to update the guidance provided today prior to its next earnings release.

                                       ###

                     INTERLINE BRANDS, INC. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                   AS OF MARCH 26, 2004 AND DECEMBER 26, 2003
                 (In thousands, except share and per share data)

                                                                                   March 26,       December 26,
                                                                                     2004             2003
                                                                                   ---------       ------------
ASSETS

CURRENT ASSETS:
       Cash and cash equivalents                                                   $  14,143        $   1,612
       Cash - restricted                                                               1,000            1,000
       Accounts receivable - trade (net of allowance for doubtful accounts
         of $6,410 and $6,316)                                                        92,092           83,684
       Accounts receivable - other                                                     8,521           12,932
       Inventory                                                                     118,484          119,301
       Prepaid expenses and other current assets                                       3,659            4,260
       Deferred income taxes                                                          10,382           10,318
                                                                                   ---------        ---------
                Total current assets                                                 248,281          233,107

PROPERTY AND EQUIPMENT, net                                                           30,049           30,605

GOODWILL                                                                             202,227          202,227

OTHER INTANGIBLE ASSETS, net                                                          89,366           90,632

OTHER ASSETS                                                                           8,860            8,711
                                                                                   ---------        ---------
TOTAL ASSETS                                                                       $ 578,783        $ 565,282
                                                                                   =========        =========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES:
       Current portion of long-term debt                                           $   7,000        $   7,000
       Accounts payable                                                               49,673           43,180
       Accrued expenses and other current liabilities                                 19,514           19,623
       Accrued interest payable                                                       11,279            5,803
       Accrued merger expenses                                                         4,651            4,739
       Income taxes payable                                                            1,138               --
                                                                                   ---------        ---------
                Total current liabilities                                             93,255           80,345

DEFERRED INCOME TAXES                                                                 22,746           22,543
INTEREST RATE SWAPS                                                                   11,691           12,793
LONG-TERM DEBT, NET OF CURRENT PORTION                                               332,775          334,525
                                                                                   ---------        ---------
TOTAL LIABILITIES                                                                    460,467          450,206
                                                                                   ---------        ---------
COMMITMENTS AND CONTINGENCIES
SENIOR PREFERRED STOCK, $0.01 par value, 27,000,000 shares
  authorized; 23,600,014 shares issued and outstanding; at liquidation value         392,873          379,612
                                                                                   ---------        ---------
STOCKHOLDERS' EQUITY (DEFICIENCY):
       Common stock, no par value, 7,500,000 shares authorized; 5,373,660
          and 5,334,546 shares issued and outstanding                                  1,994            1,994
       Accumulated deficit                                                          (275,558)        (265,548)
       Stockholder loans                                                              (1,533)          (1,545)
       Accumulated other comprehensive income                                            540              563
                                                                                   ---------        ---------
TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)                                             (274,557)        (264,536)
                                                                                   ---------        ---------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                                           $ 578,783        $ 565,282
                                                                                   =========        =========

                     INTERLINE BRANDS, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
              THREE MONTHS ENDED MARCH 26, 2004 AND MARCH 28, 2003
                      (In thousands, except per share data)

                                                            Three Months Ended
                                                      March 26, 2004    March 28, 2003
                                                      --------------    --------------
NET SALES                                               $ 172,604         $ 154,864
COST OF SALES                                             106,881            95,705
                                                        ---------         ---------
    Gross profit                                           65,723            59,159
                                                        ---------         ---------
OPERATING EXPENSES :
    Selling, general and administrative expenses           48,257            41,549
    Depreciation and amortization                           2,983             2,878
    Special costs and expenses                                 --               211
                                                        ---------         ---------
       Total operating expense                             51,240            44,638
                                                        ---------         ---------
OPERATING INCOME                                           14,483            14,521

CHANGE IN FAIR VALUE OF INTEREST RATE SWAPS                 1,104               721

INTEREST EXPENSE                                          (10,194)           (9,640)

INTEREST INCOME                                                 8                37

OTHER INCOME                                                  136                --
                                                        ---------         ---------
    Income before income taxes                              5,537             5,639

PROVISION FOR INCOME TAXES                                  2,286             2,143
                                                        ---------         ---------
NET INCOME                                                  3,251             3,496

PREFERRED STOCK DIVIDENDS                                 (13,261)          (11,561)
                                                        ---------         ---------
NET LOSS APPLICABLE TO COMMON STOCKHOLDERS              $ (10,010)        $  (8,065)
                                                        =========         =========
LOSS PER COMMON SHARE - BASIC                           $   (1.86)        $   (1.50)
                                                        =========         =========
LOSS PER COMMON SHARE - DILUTED                         $   (1.86)        $   (1.50)
                                                        =========         =========

SUPPLEMENTAL DISCLOSURE
Adjusted EBITDA:
    Net income                                          $   3,251         $   3,496
    Interest expense                                       10,194             9,640
    Interest income                                            (8)              (37)
    Change in fair value of interest rate swaps            (1,104)             (721)
    Provision (benefit) for income taxes                    2,286             2,143
    Depreciation and amortization                           2,983             2,878
                                                        ---------         ---------
    Adjusted EBITDA                                     $  17,602         $  17,399
                                                        =========         =========

Adjusted EBITDA is presented herein because we believe it to be relevant and useful information to our investors because it is used by our management to evaluate the operating performance of our business and compare our operating performance with that of our competitors. Management also uses Adjusted EBITDA for planning purposes, including the preparation of annual operating budgets, to determine appropriate levels of operating and capital investments and as one of the target elements in our compensation incentive programs. Adjusted EBITDA excludes certain items, including change in fair value of interest rate swaps and loss on extinguishment of debt, that relate to financing transactions and which we believe are not indicative of our core operating results. We therefore utilize Adjusted EBITDA as a useful alternative to net income as an indicator of our operating performance. However, Adjusted EBITDA is not a measure of financial performance under GAAP and Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as net income. While we believe that some of the items excluded from Adjusted EBITDA are not indicative of our core operating results, these items do impact our income statement, and management therefore utilizes Adjusted EBITDA as an operating performance measure in conjunction with GAAP measures such as net income and gross margin.

                     INTERLINE BRANDS, INC AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
              THREE MONTHS ENDED MARCH 26, 2004 AND MARCH 28, 2003
                                 (In thousands)

                                                                                Three Months Ended
                                                                         March 26, 2004   March 28, 2003
                                                                         --------------   --------------
OPERATING ACTIVITIES:
   Net income                                                               $  3,251         $  3,496
   Adjustments to reconcile net income to net cash
      provided by operating activities:
         Depreciation and amortization                                         2,983            2,878
         Amortization of debt issuance costs                                     487              414
         Accretion of discount on 16% senior subordinated notes                   --              115
         Change in fair value of interest rate swaps                          (1,104)            (721)
         Interest on stockholder notes                                            12              (26)
         Deferred income taxes                                                   140               41
         16% senior subordinated notes issued for interest due                    --              716

   Changes in assets and liabilities, net of effects of acquisition:
      Accounts receivable - trade                                             (8,408)          (3,588)
      Accounts receivable - other                                              4,411            3,329
      Inventory                                                                  817           10,122
      Prepaid expenses and other current assets                                  602            1,156
      Other assets                                                              (150)            (547)
      Accrued interest payable                                                 5,477            1,182
      Accounts payable                                                         6,493           (6,444)
      Accrued expenses and other current liabilities                             179           (1,001)
      Accrued merger expenses                                                    (88)            (721)
      Income taxes payable                                                     1,138               --
                                                                            --------         --------
            Net cash provided by operating activities                         16,240           10,401
                                                                            --------         --------
INVESTING ACTIVITIES:
   Purchase of property and equipment                                         (1,429)          (1,578)
   Purchase of businesses, net of cash acquired                                 (289)              --
                                                                            --------         --------
            Net cash used in investing activities                             (1,718)          (1,578)
                                                                            --------         --------
FINANCING ACTIVITIES:
   Decrease in revolver and swingline, net                                        --           (7,500)
   Repayment of debt                                                          (1,750)              --
   Payment of debt issuance costs                                               (218)              --
                                                                            --------         --------
            Net cash used in financing activities                             (1,968)          (7,500)
                                                                            --------         --------
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS                     (23)             270
                                                                            --------         --------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                     12,531            1,593
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                 1,612            5,557
                                                                            --------         --------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                    $ 14,143         $  7,150
                                                                            ========         ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
   Cash paid during the period for:
      Interest, net                                                         $  4,209         $  7,132
                                                                            ========         ========
      Income taxes (net of refunds)                                         $    270         $    181
                                                                            ========         ========
SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
      Dividends on preferred stock                                          $ 13,261         $ 11,561
                                                                            ========         ========